Exhibit 99

NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2011

FOURTH QUARTER AND FULL YEAR EARNINGS

•	Net Income of $4.1 million for 2011 fourth quarter, up from $2.3 million in the fourth quarter of 2010

•	Provision for Loan Losses of $4.1 million, down from $5.7 million in the fourth quarter of 2010

•	Net Interest Margin of 3.83%, down from 3.89% in the fourth quarter of 2010

•	Steady loan growth in the fourth quarter of 2011

•	FDEF paid a cash dividend of $0.05 per common share December 1, 2011

DEFIANCE, OHIO (January 23, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2011 totaled $15.5 million, or $1.42 per diluted common share compared to $8.1 million or $.75 per diluted common share for the year ended December 31, 2010. The 2010 twelve month results included $1.3 million of core conversion related charges associated with the successful transition to a new core processing provider. For the fourth quarter ended December 31, 2011, First Defiance earned $4.1 million or $.36 per diluted common share compared to $2.3 million or $0.22 per diluted common share for the fourth quarter of 2010. The fourth quarter of 2010 included $802,000 of core conversion charges.

“I am pleased to report that despite the ongoing challenges presented by the operating environment, First Defiance continued to show improvement in our core operating metrics in the fourth quarter and full year 2011,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “Asset quality stabilized in the last half of the year, but management is committed to showing more improvement in 2012.”

Credit Quality

The fourth quarter 2011 results include expense for provision for loan losses of $4.1 million, compared with $5.7 million in the same period in 2010 and $3.1 million in the third quarter of 2011. The allowance for loan loss as a percentage of total loans decreased to 2.24% at December 31, 2011 from 2.61% at September 30, 2011 and 2.70% at December 31, 2010. The decline in the allowance for loan loss as a percentage of total loans is the result of $9.1 million in charge-offs in the fourth quarter of 2011, of which, $8.2 million were partial charge-offs on loans that had previously identified reserves on them.

Non-performing loans totaled $42.7 million at December 31, 2011, down from $47.0 million at December 31, 2010. The December 31, 2011 balance included $39.3 million of loans that were on non-accrual, or 90 days past due, and another $3.4 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans were still accruing interest. In addition, First Defiance had $3.6 million of real estate owned at December 31, 2011 down from $9.6 million at December 31, 2010. For the fourth quarter of 2011, First Defiance recorded net charge-offs of $9.0 million, which represented 2.49% of average loans outstanding (annualized) for the quarter, compared with 1.55% in the third quarter of 2011 and 1.58% in the fourth quarter of 2010.

“Asset quality continued to show improvement this quarter, reflected by a 18% reduction in non-performing assets from the fourth quarter of 2010” Small said. “We had an increase in net charge-offs in the fourth quarter, reflecting an acceleration of charge offs to proactively address certain credits in the commercial real estate portfolio, but we expect marked improvement in subsequent quarters.”

Net Interest Margin

Net interest income decreased to $17.5 million in the fourth quarter of 2011 compared to $17.8 million in the 2010 fourth quarter, and was down slightly from the third quarter of 2011, which was $17.6 million. Net interest margin was 3.83% for the 2011 fourth quarter compared to 3.89% in the third quarter of 2011 and 3.89% in the fourth quarter of 2010. Yield on interest earning assets declined by 46 basis points, to 4.63% in the fourth quarter of 2011 from 5.09% in the 2010 fourth quarter, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 38 basis points, to 0.84% from 1.22%.

“We are pleased with the stability of our net interest margin for the quarter and throughout this economic cycle,” said Small. “We will continue to see pricing pressures and anticipate an extended low rate environment adding more stress on the margin.”

Non-Interest Income

Non-interest income for the 2011 fourth quarter increased to $7.9 million from $7.6 million in the fourth quarter of 2010. Gain on investment securities was $169,000 for the fourth quarter of 2011, compared with a loss of $14,000 in the fourth quarter of 2010. Mortgage banking income decreased to $1.9 million in the fourth quarter of 2011, compared with $2.7 million in the same period in 2010. Gains from the sale of mortgage loans decreased in the fourth quarter of 2011 to $1.7 million from $1.8 million in the fourth quarter of 2010. Mortgage loan servicing revenue increased slightly in the fourth quarter 2011 to $874,000 from $856,000 in the fourth quarter of 2010. Income from the sale of insurance and investment products increased to $2.0 million in the fourth quarter of 2011, up from $1.3 million in the same period of 2010. This increase is largely due to the Payak-Dubbs Insurance Agency, Inc. (“PDI”) acquisition that was completed on July 1, 2011. The acquisition of PDI contributed $610,000 of income in the fourth quarter of 2011.

First Defiance recorded a positive valuation adjustment of $181,000 on mortgage servicing rights (“MSR”) in the fourth quarter of 2011, compared with $1.1 million in the fourth quarter of 2010. The MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of MSRs.

“Non-interest income increased driven by insurance revenues and solid fee income, which are part of our core operating strategy. The insurance acquisitions in 2010 and 2011 have had an immediate positive impact, and we also saw an increase in wealth management revenue year over year. Gain on sale of mortgage loans was lower this quarter compared to the 2010 fourth quarter,” stated Small.

Non-Interest Expenses

Total non-interest expense was $15.6 million for the quarter ended December 31, 2011, a decrease from $16.5 million in the fourth quarter of 2010. The fourth quarter of 2010 included $802,000 of core conversion related charges.

Compensation and benefits increased by $854,000 in the fourth quarter of 2011 compared to the fourth quarter of 2010. The year over year increase in compensation and benefits expense is largely due to the Company freezing pay in 2010 coupled with the acquisition of PDI that added $381,000 in compensation and benefits expense in the fourth quarter of 2011. FDIC insurance expense decreased to $658,000 in the fourth quarter of 2011 from $885,000 in the same period of 2010, due to the changes in the assessment rate calculation per the Dodd-Frank regulations. Other non-interest expense decreased to $3.2 million in the fourth quarter of 2011 from $4.4 million in the fourth quarter of 2010. Other operating expenses decreased $802,000 in the fourth quarter of 2011 as a result of the core conversion related charges expensed in the fourth quarter of 2010. Credit, collection and real estate owned costs were $983,000 in the fourth quarter of 2011, a $49,000 increase over the fourth quarter of 2010.

Annual Results

On an annual basis, earnings for 2011 were $15.5 million compared with $8.1 million in 2010. Net interest income for 2011 totaled $69.9 million, a $282,000 or 0.40% decrease over 2010. Average interest-earning assets increased to $1.848 billion for 2011 compared to $1.836 billion in 2010. Net interest margin for 2011 was 3.88%, compared with 3.89% for 2010.

The provision for loan losses for 2011 was $12.4 million, which was down $10.7 million or 46% from $23.2 million in 2010.

Non-interest income for the twelve month period ended December 31, 2011 was $27.5 million compared to $27.6 million during the same period of 2010. The 2011 results include securities gains of $216,000, of which $218,000 relate to gain on sale of available-for-sale securities slightly offset by $2,000 related to other-than-temporary impairment (“OTTI”) charges recognized for impaired investment securities. The 2010 securities losses of $339,000 consisted of $331,000 related to OTTI charges recognized for impaired investment securities and $8,000 related to losses from the sale of available-for-sale securities. Service fees and other charges were $11.4 million for the year compared to $12.7 million during 2010. Mortgage banking income for 2011 was $6.4 million, down from $7.8 million in 2010. Insurance and investment sales revenues increased to $7.1 million in 2011, compared to $5.1 million in 2010, mainly due to the PDI acquisition.

Non-interest expense decreased to $62.8 million for the full year of 2011 from $63.5 million in 2010. The full year 2010 included $1.3 million of core conversion related charges. FDIC insurance expense decreased to $2.9 million from $3.8 million in 2010.

Non-interest expense also includes $3.3 million of credit, collection and real estate owned costs compared with $5.5 million in 2010.

Total Assets at $2.07 Billion

Total assets at December 31, 2011 were $2.07 billion, compared to $2.04 billion at December 31, 2010. Net loans receivable (excluding loans held for sale) were $1.45 billion at December 31, 2011 compared to $1.48 billion at December 31, 2010. Total cash and cash equivalents were $174.9 million at December 31, 2011 compared with $169.2 million at December 31, 2010. Total deposits at December 31, 2011 were $1.60 billion compared to $1.58 billion at December 31, 2010. Non-interest bearing deposits at December 31, 2011 were $245.9 million compared to $216.7 million at December 31, 2010. Total stockholders’ equity was $278.1 million at December 31, 2011 compared to $240.3 million at the December 31, 2010. Also at December 31, 2011, goodwill and other intangible assets totaled $67.7 million compared to $63.7 million at December 31, 2010.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, January 24, 2012 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at https://services.choruscall.com/links/fdef120124.html.

Audio replay of the Internet Web cast will be available at www.fdef.com until April 30, 2012 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 44 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group is a full service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
(in thousands)	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$31,931	$24,977
Interest-bearing deposits	143,000	144,187

	174,931	169,164
Securities
Available-for sale, carried at fair value	232,919	165,252
Held-to-maturity, carried at amortized cost	661	839

	233,580	166,091

Loans	1,487,076	1,519,503
Allowance for loan losses	(33,254)	(41,080)

Loans, net	1,453,822	1,478,423
Loans held for sale	13,841	18,127
Mortgage servicing rights	8,690	9,477
Accrued interest receivable	6,142	6,374
Federal Home Loan Bank stock	20,655	21,012
Bank Owned Life Insurance	35,908	34,979
Office properties and equipment	40,045	41,743
Real estate and other assets held for sale	3,628	9,591
Goodwill	61,525	57,556
Core deposit and other intangibles	6,151	6,128
Deferred taxes	629	5,805
Other assets	8,643	11,047

Total Assets	$2,068,190	$2,035,517

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$245,927	$216,699
Interest-bearing deposits	1,350,314	1,358,720

Total deposits	1,596,241	1,575,419
Advances from Federal Home Loan Bank	81,841	116,885
Notes payable and other interest-bearing liabilities	60,386	56,247
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,402	937
Other liabilities	14,110	9,615

Total liabilities	1,790,063	1,795,186
Stockholders’ Equity
Preferred stock, net of discount	36,640	36,463
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	135,825	140,845
Accumulated other comprehensive income (loss)	3,997	(342)
Retained earnings	148,011	134,988
Treasury stock, at cost	(47,351)	(72,628)

Total stockholders’ equity	278,127	240,331

Total Liabilities and Stockholders’ Equity	$2,068,190	$2,035,517

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income:
Loans	$19,095	$21,524	$78,648	$88,628
Investment securities	1,855	1,499	7,086	6,055
Interest-bearing deposits	115	105	466	303
FHLB stock dividends	205	201	867	879

Total interest income	21,270	23,329	87,067	95,865
Interest Expense:
Deposits	2,527	4,030	12,175	19,222
FHLB advances and other	761	1,086	3,203	4,711
Subordinated debentures	333	332	1,278	1,314
Notes Payable	133	126	530	455

Total interest expense	3,754	5,574	17,186	25,702

Net interest income	17,516	17,755	69,881	70,163
Provision for loan losses	4,099	5,652	12,434	23,177

Net interest income after provision for loan losses	13,417	12,103	57,447	46,986
Non-interest Income:
Service fees and other charges	2,952	2,884	11,387	12,740
Mortgage banking income	1,888	2,733	6,437	7,847
Gain on sale of non-mortgage loans	10	419	361	516
Gain on sale of securities	169	(14)	218	(8)
Impairment on securities	—	—	(2)	(331)
Insurance and investment sales commissions	1,963	1,302	7,109	5,140
Trust income	134	135	599	507
Income from Bank Owned Life Insurance	226	229	929	1,146
Other non-interest income	534	(134)	478	33

Total Non-interest Income	7,876	7,554	27,516	27,590
Non-interest Expense:
Compensation and benefits	8,096	7,242	31,554	27,403
Occupancy	1,743	1,784	7,166	7,048
FDIC insurance premium	658	885	2,922	3,766
State franchise tax	385	467	2,010	2,088
Data processing	1,140	1,353	4,257	4,909
Amortization of intangibles	391	356	1,442	1,495
One time acquisition related charges	—	10	234	63
Other non-interest expense	3,176	4,388	13,179	16,691

Total Non-interest Expense	15,589	16,485	62,764	63,463

Income before income taxes	5,704	3,172	22,199	11,113
Income taxes	1,640	904	6,665	3,005

Net Income	$4,064	$2,268	$15,534	$8,108

Dividends Accrued on Preferred Shares	(462)	(463)	(1,850)	(1,850)
Accretion on Preferred Shares	(46)	(43)	(177)	(170)

Net Income Applicable to Common Shares	$3,556	$1,762	$13,507	$6,088

Earnings per common share:
Basic	$0.37	$0.22	$1.44	$0.75
Diluted	$0.36	$0.22	$1.42	$0.75
Average Shares Outstanding:
Basic	9,726	8,118	9,368	8,118
Diluted	9,908	8,178	9,540	8,153

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended December 31,			(Unaudited) Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2011	2010	% change	2011	2010	% change
Summary of Operations
Tax-equivalent interest income (1)	$21,665	$23,651	(8.4)%	$88,546	$97,108	(8.8)%
Interest expense	3,754	5,574	(32.7)	17,186	25,702	(33.1)
Tax-equivalent net interest income (1)	17,911	18,077	(0.9)	71,360	71,406	(0.1)
Provision for loan losses	4,099	5,652	(27.5)	12,434	23,177	(46.4)
Tax-equivalent NII after provision for loan loss (1)	13,812	12,425	11.2	58,926	48,229	22.2
Investment Securities gains (losses)	169	(14)	—	218	(8)	NM
Impairment losses on securities	—	—	—	(2)	(331)	(99.4)
Non-interest income (excluding securities gains/losses)	7,707	7,568	1.8	27,300	27,929	(2.3)
Non-interest expense	15,589	16,485	(5.4)	62,764	63,463	(1.1)
Income taxes	1,640	904	81.4	6,665	3,005	121.8
Net Income	4,064	2,268	79.2	15,534	8,108	91.6
Dividends Declared on Preferred Shares	(462)	(463)	(0.2)	(1,850)	(1,850)	—
Accretion on Preferred Shares	(46)	(43)	7.0	(177)	(170)	4.1
Net Income Applicable to Common Shares	3,556	1,762	101.8	13,507	6,088	121.9
Tax equivalent adjustment (1)	395	322	22.7	1,479	1,243	19.0

At Period End
Assets	2,068,190	2,035,517	1.6
Earning assets	1,898,152	1,867,733	1.6
Loans	1,487,076	1,519,503	(2.1)
Allowance for loan losses	33,254	41,080	(19.1)
Deposits	1,596,241	1,575,419	1.3
Stockholders’ equity	278,127	240,331	15.7

Average Balances
Assets	2,067,881	2,063,965	0.2	2,058,370	2,054,808	0.2
Earning assets	1,861,186	1,844,206	0.9	1,848,154	1,836,322	0.6
Deposits and interest-bearing liabilities	1,772,812	1,805,620	(1.8)	1,545,131	1,800,749	(14.2)
Loans	1,440,839	1,496,374	(3.7)	1,437,588	1,538,388	(6.6)
Deposits	1,594,938	1,601,516	(0.4)	1,590,128	1,590,194	(0.0)
Stockholders’ equity	275,848	241,902	14.0	263,913	238,795	10.5
Stockholders’ equity / assets	13.34%	11.72%	13.8	12.82%	11.62%	10.3

Per Common Share Data
Net Income
Basic	$0.37	$0.22	68.2	$1.44	$0.75	92.0
Diluted	0.36	0.22	63.6	1.42	0.75	89.3
Dividends	0.05	—	—	0.05	—	—
Market Value:
High	$15.39	$12.32	24.9	$15.51	$14.85	4.4
Low	13.00	9.94	30.8	11.89	8.53	39.4
Close	14.59	11.90	22.6	14.59	11.90	22.6
Common Book Value	24.74	25.00	(1.0)	24.74	25.00	(1.0)
Tangible Common Book Value	17.78	17.16	3.6	17.78	17.16	3.6
Shares outstanding, end of period (000)	9,726	8,118	19.8	9,726	8,118	19.8

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.83%	3.89%	(1.5)	3.88%	3.89%	(0.4)
Return on average assets	0.78%	0.44%	77.2	0.75%	0.39%	93.5
Return on average equity	5.85%	3.72%	57.1	5.89%	3.40%	73.1
Efficiency ratio (2)	60.85%	64.28%	(5.3)	63.62%	63.89%	(0.4)
Effective tax rate	28.75%	28.50%	0.9	30.02%	27.04%	11.0
Dividend payout ratio (basic)	13.51%	0.00%	—	3.47%	0.00%	—

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2011	2010	2011	2010
Gain from sale of mortgage loans	$1,653	$1,755	$5,607	$7,017
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	874	856	3,403	3,119
Amortization of mortgage servicing rights	(820)	(1,008)	(2,169)	(2,642)
Mortgage servicing rights valuation adjustments	181	1,130	(404)	353

	235	978	830	830

Total revenue from sale and servicing of mortgage loans	$1,888	$2,733	$6,437	$7,847

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2011			2010
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,440,839	$19,123	5.27%	$1,496,374	$21,559	5.72%
Securities	235,517	2,222	3.85%	161,638	1,786	4.45%
Interest Bearing Deposits	164,175	115	0.28%	164,822	105	0.25%
FHLB stock	20,655	205	3.94%	21,372	201	3.73%

Total interest-earning assets	1,861,186	21,665	4.63%	1,844,206	23,651	5.09%
Non-interest-earning assets	206,695			219,759

Total assets	$2,067,881			$2,063,965

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,348,424	$2,527	0.74%	$1,376,081	$4,030	1.16%
FHLB advances and other	81,845	761	3.69%	116,889	1,086	3.69%
Other Borrowings	59,832	133	0.88%	50,992	126	0.98%
Subordinated debentures	36,197	333	3.65%	36,223	332	3.64%

Total interest-bearing liabilities	1,526,298	3,754	0.98%	1,580,185	5,574	1.40%
Non-interest bearing deposits	246,514	—	—	225,435	—	—

Total including non-interest-bearing demand deposits	1,772,812	3,754	0.84%	1,805,620	5,574	1.22%
Other non-interest-bearing liabilities	19,221			16,443

Total liabilities	1,792,033			1,822,063
Stockholders’ equity	275,848			241,902

Total liabilities and stockholders’ equity	$2,067,881			$2,063,965

Net interest income; interest rate spread		$17,911	3.65%		$18,077	3.69%

Net interest margin (3)			3.83%			3.89%

Average interest-earning assets to average interest bearing liabilities			122%			117%

	Twelve Months Ended December 31,
	2011			2010
	Average Balance	Interest(1)	Yield Rate	Average Balance	Interest(1)	Yield Rate
Interest-earning assets:
Loans receivable	$1,437,588	$78,773	5.49%	$1,538,388	$88,775	5.77%
Securities	205,609	8,440	4.19%	154,648	7,151	4.71%
Interest Bearing Deposits	184,126	466	0.25%	121,911	303	0.25%
FHLB stock	20,831	867	4.17%	21,375	879	4.11%

Total interest-earning assets	1,848,154	88,546	4.80%	1,836,322	97,108	5.29%
Non-interest-earning assets	210,216			218,486

Total assets	$2,058,370			$2,054,808

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,358,785	$12,175	0.90%	$1,389,330	$19,222	1.38%
FHLB advances and other	93,669	3,203	3.43%	127,281	4,711	3.70%
Other Borrowings	56,464	530	0.94%	47,046	455	0.97%
Subordinated debentures	36,213	1,278	3.54%	36,228	1,314	3.63%

Total interest-bearing liabilities	1,545,131	17,186	1.12%	1,599,885	25,702	1.61%
Non-interest bearing deposits	231,343	—	—	200,864	—	—

Total including non-interest-bearing demand deposits	1,776,474	17,186	0.97%	1,800,749	25,702	1.43%
Other non-interest-bearing liabilities	17,983			15,264

Total liabilities	1,794,457			1,816,013
Stockholders’ equity	263,913			238,795

Total liabilities and stockholders’ equity	$2,058,370			$2,054,808

Net interest income; interest rate spread		$71,360	3.69%		$71,406	3.68%

Net interest margin (3)			3.88%			3.89%

Average interest-earning assets to average interest bearing liabilities			120%			115%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010
Summary of Operations
Tax-equivalent interest income (1)	$21,665	$22,052	$22,337	$22,501	$23,651
Interest expense	3,754	4,019	4,457	4,956	5,574
Tax-equivalent net interest income (1)	17,911	18,033	17,880	17,545	18,077
Provision for loan losses	4,099	3,097	2,405	2,833	5,652
Tax-equivalent NII after provision for loan losses (1)	13,812	14,936	15,475	14,712	12,425
Investment securities gains (losses), including impairment	169	—	—	47	(14)
Non-interest income (excluding securities gains/losses)	7,707	6,857	6,838	5,898	7,568
Non-interest expense	15,589	15,462	15,086	16,626	16,485
Income taxes	1,640	1,884	2,113	1,028	904
Net income	4,064	4,061	4,750	2,660	2,268
Dividends Declared on Preferred Shares	(462)	(463)	(463)	(462)	(463)
Accretion on Preferred Shares	(46)	(45)	(44)	(43)	(43)
Net Income (Loss) Applicable to Common Shares	3,556	3,553	4,243	2,155	1,762
Tax equivalent adjustment (1)	395	386	364	343	322

At Period End
Total assets	$2,068,190	$2,058,357	$2,045,690	$2,061,952	$2,035,517
Earning assets	1,898,152	1,887,484	1,879,834	1,892,970	1,867,733
Loans	1,487,076	1,460,514	1,449,010	1,471,209	1,519,503
Allowance for loan losses	33,254	38,110	40,530	40,798	41,080
Deposits	1,596,241	1,589,980	1,573,500	1,592,046	1,575,419
Stockholders’ equity	278,127	275,118	269,139	263,145	240,331
Stockholders’ equity / assets	13.45%	13.37%	13.16%	12.76%	11.81%
Goodwill	61,525	61,568	57,556	57,556	57,556

Average Balances
Total assets	$2,067,881	$2,056,111	$2,065,100	$2,044,387	$2,063,965
Earning assets	1,861,186	1,843,881	1,858,636	1,828,916	1,844,206
Deposits and interest-bearing liabilities	1,772,812	1,762,663	1,781,746	1,788,677	1,805,620
Loans	1,440,839	1,419,987	1,431,792	1,457,736	1,496,374
Deposits	1,594,938	1,583,173	1,591,786	1,590,617	1,601,516
Stockholders’ equity	275,848	271,736	266,544	241,525	241,902
Stockholders’ equity / assets	13.34%	13.22%	12.91%	11.81%	11.72%

Per Common Share Data
Net Income:
Basic	$0.37	$0.37	$0.44	$0.25	$0.22
Diluted	0.36	0.36	0.43	0.25	0.22
Dividends	0.05	—	—	—	—
Market Value:
High	$15.39	$15.51	$15.00	$14.64	$12.32
Low	13.00	12.60	13.22	11.89	9.94
Close	14.59	13.14	14.69	14.34	11.90
Book Value	24.74	24.43	23.83	23.22	25.00
Shares outstanding, end of period (in thousands)	9,726	9,726	9,724	9,724	8,118

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.83%	3.89%	3.86%	3.89%	3.89%
Return on average assets	0.78%	0.78%	0.92%	0.53%	0.44%
Return on average equity	5.85%	5.93%	7.15%	4.47%	3.72%
Efficiency ratio (2)	60.85%	62.12%	61.03%	70.92%	64.28%
Effective tax rate	28.75%	31.69%	30.79%	27.87%	28.50%
Common dividend payout ratio (basic)	13.51%	0.00%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2011	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010
Loan Portfolio Composition
One to four family residential real estate	$203,401	$189,669	$213,034	$218,599	$205,938
Construction	31,552	35,203	23,893	24,437	30,340
Commercial real estate	775,992	766,459	735,212	746,899	767,012
Commercial	349,053	339,128	336,598	341,614	369,959
Consumer finance	18,887	19,701	20,384	20,862	22,848
Home equity and improvement	122,143	124,956	127,962	128,810	133,593

Total loans	1,501,028	1,475,116	1,457,083	1,481,221	1,529,690
Less:
Loans in process	13,243	13,709	7,257	9,160	9,267
Deferred loan origination fees	709	893	816	852	920
Allowance for loan loss	33,254	38,110	40,530	40,798	41,080

Net Loans	$1,453,822	$1,422,404	$1,408,480	$1,430,411	$1,478,423

Allowance for loan loss activity
Beginning allowance	38,110	40,530	40,798	$41,080	$41,343
Provision for loan losses	4,099	3,097	2,405	2,833	5,652
Credit loss charge-offs:
One to four family residential real estate	666	647	893	547	483
Commercial real estate	6,738	2,622	1,517	2,273	4,806
Commercial	1,423	2,533	107	335	388
Consumer finance	27	36	20	12	55
Home equity and improvement	251	290	310	201	347

Total charge-offs	9,105	6,128	2,847	3,368	6,079
Total recoveries	150	611	174	253	164

Net charge-offs (recoveries)	8,955	5,517	2,673	3,115	5,915

Ending allowance	$33,254	$38,110	$40,530	$40,798	$41,080

Credit Quality
Non-accrual loans	$39,328	$48,297	$34,528	$40,948	$41,040
Restructured loans, accruing	3,380	2,934	6,242	4,619	6,001

Total non-performing loans (1)	42,708	51,231	40,770	45,567	47,041
Real estate owned (REO)	3,628	5,805	7,388	9,150	9,591

Total non-performing assets (2)	$46,336	$57,036	$48,158	$54,717	$56,632

Net charge-offs	8,955	5,517	2,673	3,115	5,915

Allowance for loan losses / loans	2.24%	2.61%	2.80%	2.77%	2.70%
Allowance for loan losses / non-performing assets	71.77%	66.82%	84.16%	74.56%	72.54%
Allowance for loan losses / non-performing loans	77.86%	74.39%	99.41%	89.53%	87.33%
Non-performing assets / loans plus REO	3.11%	3.89%	3.31%	3.70%	3.70%
Non-performing assets / total assets	2.24%	2.77%	2.35%	2.65%	2.78%
Net charge-offs / average loans (annualized)	2.49%	1.55%	0.75%	0.85%	1.58%

Deposit Balances
Non-interest-bearing demand deposits	$245,927	$239,594	$225,869	$219,374	$216,699
Interest-bearing demand deposits and money market	609,057	607,965	578,867	581,622	555,434
Savings deposits	155,101	155,244	155,021	153,629	144,491
Retail time deposits less than $100,000	428,222	429,686	444,431	453,997	465,774
Retail time deposits greater than $100,000	147,298	143,477	146,655	150,859	151,258
National/Brokered time deposits	10,636	14,014	22,657	32,565	41,763

Total deposits	$1,596,241	$1,589,980	$1,573,500	$1,592,046	$1,575,419

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
December 31, 2011
One to four family residential real estate	$203,401	$195,752	$2,120	$3,890	$1,639
Construction	31,552	31,552	—	—	—
Commercial real estate	775,992	742,868	3,441	28,150	1,533
Commercial	349,053	341,666	334	6,884	169
Consumer finance	18,887	18,713	164	10	—
Home equity and improvement	122,143	118,869	2,841	394	39

Total loans	$1,501,028	$1,449,420	$8,900	$39,328	$3,380

September 30, 2011
One to four family residential real estate	$189,669	$182,182	$2,287	$4,017	$1,183
Construction	35,203	35,143	—	60	—
Commercial real estate	766,459	727,706	2,229	35,268	1,256
Commercial	339,128	330,117	360	8,478	173
Consumer finance	19,701	19,511	170	20	—
Home equity and improvement	124,956	121,965	2,215	454	322

Total loans	$1,475,116	$1,416,624	$7,261	$48,297	$2,934

December 31, 2010
One to four family residential real estate	$205,938	$192,612	$2,911	$7,161	$3,254
Construction	30,340	30,276	—	64	—
Commercial real estate	767,012	740,230	2,898	21,737	2,147
Commercial	369,959	356,145	1,982	11,547	285
Consumer finance	22,848	22,551	283	14	—
Home equity and improvement	133,593	129,720	3,041	517	315

Total loans	$1,529,690	$1,471,534	$11,115	$41,040	$6,001